Exhibit 99.1


    ProAssurance Reports 2007 Second Quarter and Six-Month Results


    BIRMINGHAM, Ala.--(BUSINESS WIRE)--Aug. 8, 2007--ProAssurance
(NYSE: PRA):

    SUMMARY

    ProAssurance announced another quarter of strong increases in Income from Continuing Operations, up 25% over the second quarter and 27% over the six month period a year ago. Income from Continuing Operations was $37.6 million in the quarter, or $1.06 per diluted share, and $73.7 million, or $2.08 per diluted share, for the year's first six months. Net Investment Income continued to be a significant contributor to the bottom line, growing 26% for the quarter and 28% for the year-to-date.

    ProAssurance (NYSE: PRA) reports the following results for the periods ending June 30, 2007:

    Unaudited Consolidated Financial Summary:

    (in thousands, except per share data)

    Continuing Operations



                                  Three Months Ended Six Months Ended
                                       June 30,          June 30,
                                    2007     2006     2007     2006
                                  ------------------------------------
Gross Premiums Written            $105,747 $106,805 $291,049 $288,991
                                  ====================================
Net Premiums Written              $ 90,867 $ 96,381 $262,326 $268,962
                                  ====================================
Net Premiums Earned               $132,663 $137,420 $269,840 $279,850
                                  ====================================
Net Investment Income             $ 44,548 $ 35,432 $ 87,119 $ 68,313
                                  ====================================
Net Realized Investment Gains
 (Losses)                         $    277 $   (754)$ (2,885)$   (610)
                                  ====================================
Total Revenues                    $180,134 $173,792 $359,012 $351,983
                                  ====================================
Guaranty Fund Assessments
 (Recoveries)                     $    (90)$    995 $   (134)$  1,060
                                  ====================================
Interest Expense                  $  2,984 $  2,632 $  5,944 $  5,188
                                  ====================================
Total Expenses                    $127,425 $131,656 $256,259 $271,797
                                  ====================================
Tax Expense                       $ 15,088 $ 12,145 $ 29,042 $ 22,360
                                  ====================================
Income From Continuing
 Operations(1)                    $ 37,621 $ 29,991 $ 73,111 $ 57,826
                                  ====================================
Net Cash Provided by Operating
 Activities                       $  7,702 $(73,614)$ 94,724 $ 42,182
                                  ====================================
Discontinued Operations(1)
  Income From Discontinued
   Operations                     $      - $      - $      - $109,441
                                  ====================================
Net Income

Net Income                        $ 37,621 $ 29,991 $ 73,711 $167,267
                                  ====================================

(1) Our personal lines operations were sold effective January 1, 2006. Income from discontinued operations consists solely of the gain recognized on that sale, net of taxes.




Earnings Per Share

                                        Three Months     Six Months
                                            Ended           Ended
                                          June 30,        June 30,
                                         2007    2006    2007    2006
                                       ------- ------- ------- -------
Weighted average number of common
 shares outstanding
    Basic                               33,178  31,195  33,236  31,175
    Diluted                             36,093  34,065  36,125  34,060
Earnings per share (Basic)
  Income from Continuing Operations    $  1.13 $  0.96 $  2.22 $  1.86
  Income from Discontinued Operations        -       -       -    3.51
                                       ------- ------- ------- -------
  Net Income per share (Basic)         $  1.13 $  0.96 $  2.22 $  5.37
                                       ======= ======= ======= =======
Earnings per share (Diluted)
  Income from Continuing Operations    $  1.06 $  0.90 $  2.08 $  1.74
  Income from Discontinued Operations        -       -       -    3.21
                                       ------- ------- ------- -------
  Net Income per share (Diluted)       $  1.06 $  0.90 $  2.08 $  4.95
                                       ======= ======= ======= =======




Key Ratios

                                                 Three
                                                 Months    Six Months
                                                  Ended       Ended
                                                June 30,    June 30,
                                                2007  2006  2007  2006
                                               ----- ----- ----- -----
Net Loss Ratio                                 74.5% 75.0% 73.3% 76.6%
Expense Ratio                                  19.3% 18.9% 19.4% 18.7%
                                               ----- ----- ----- -----
Combined Ratio                                 93.8% 93.9% 92.7% 95.3%
                                               ===== ===== ===== =====
Operating Ratio                                60.2% 68.1% 60.4% 70.9%
                                               ===== ===== ===== =====
Return on Equity                               13.0% 13.3% 13.0% 13.8%
                                               ===== ===== ===== =====


    -- Additional premiums from PIC Wisconsin have enabled us to limit the downturn in premiums in the quarter and continue to show modest year-over-year growth.

    -- Price-based competition remains a factor; however, policy terms and conditions are largely holding. We have been able to renew business at prices that are, on average, equal to the premiums charged in 2006.

    -- For the quarter and for the year-to-date our policyholder retention in our non-PIC book was 85%; PIC's retention was 89% in the quarter and 90% for the year-to-date. We believe our overall renewal success is a vote of confidence from insureds who recognize the value that ProAssurance delivers.

    -- We recognized $20.0 million of favorable net loss reserve development in the quarter, bringing the total favorable development for the year to $35.6 million. The favorable development continues to stem from our estimates of reduced claim severity in accident years 2003 through 2005.

    ProAssurance's Chief Executive Officer, W. Stancil Starnes, said, "Our strong results in a very competitive environment show that our disciplined approach can deliver value to our shareholders while building the type of company our policyholders demand. We're evaluating every facet of our operations to ensure that we can continue to deliver superior value and service."



Balance Sheet Highlights

                                                 June 30,   December
                                                    2007     31, 2006
                                                ----------- ----------
Stockholders' Equity                            $1,154,254  $1,118,547
Total Investments                               $3,559,431  $3,492,098
Total Assets                                    $4,393,908  $4,342,853
Policy Liabilities                              $2,973,141  $2,967,097
Accumulated Other Comprehensive Income          $  (28,182) $      111
Goodwill                                        $   72,213  $   72,213
Book Value per Share                            $    34.91  $    33.61


    Capital Management

    As of July 15, 2007 we had repurchased approximately 560,900 shares of our stock with a total cost of $30.7 million, leaving $119.3 million in our current share repurchase authorization.

    Conference Call Information

    --  Live: Wednesday, August 8, 2007, 10:00 AM ET. Dial (800)
        474-8920 or (719) 457-2727 outside North America. The call will also be webcast on our website, ProAssurance.com, and on StreetEvents.com.

    --  Replay: By telephone, through August 17, 2007 at (888)
        203-1112 or (719) 457-0820, using access code 2518460. Via internet, through August 31, 2007 at ProAssurance.com and StreetEvents.com.

    -- Podcast: Available on a free subscription basis through a link on the home page of the ProAssurance website.

    About ProAssurance

    ProAssurance Corporation is the nation's fourth largest writer of medical professional liability insurance through our principal subsidiaries The Medical Assurance Company, Inc., ProNational Insurance Company, NCRIC, Inc., Physicians Insurance Company of Wisconsin, Inc., and Red Mountain Casualty Insurance Company, Inc. We also write professional liability coverage through Woodbrook Casualty Insurance, Inc. ProAssurance is recognized as one of the top performing insurance companies in America by virtue of its inclusion in the Ward's 50 for 2007 and is one of the 100 largest property-casualty insurance groups in the nation, based on Net Written Premium.

    Caution Regarding Forward-Looking Statements

    Any statements in this News Release that are not historical facts are specifically identified as forward-looking statements. These statements are based upon our estimates and anticipation of future events and are subject to certain risks and uncertainties that could cause actual results to vary materially from the expected results described in the forward-looking statements. Forward-looking statements are identified by words such as, but not limited to, "anticipate," "believe," "estimate," "expect," "hope," "hopeful," "intend," "may," "optimistic," "potential," "preliminary," "project," "should," "will," and other analogous expressions. There are numerous important factors that could cause our actual results to differ materially from those in the forward-looking statements. Thus, sentences and phrases that we use to convey our view of future events and trends are expressly designated as forward-looking statements as are sections of this news release clearly identified as giving our outlook on future business.

    Forward-looking statements relating to our business include among other things: statements concerning liquidity and capital requirements, return on equity, financial ratios, net income, premiums, losses and loss reserves, premium rates and retention of current business, competition and market conditions, the expansion of product lines, the development or acquisition of business in new geographical areas, the availability of acceptable reinsurance, actions by regulators and rating agencies, court judgments, legislative actions, payment or performance of obligations under indebtedness, payment of dividends, and other matters.

    These forward-looking statements highlight significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events:

    -- general economic conditions, either nationally or in our market area, that are worse than anticipated;

    -- regulatory and legislative actions or decisions that adversely affect our business plans or operations;

    --  inflation and changes in the interest rate environment;

    -- performance of financial markets and/or changes in the securities markets that adversely affect the fair value of our investments or operations;

    -- changes in laws or government regulations affecting medical professional liability insurance;

    --  changes to our ratings assigned by rating agencies;

    --  the effects of health care changes, including managed care;

    -- uncertainties inherent in the estimate of loss and loss adjustment expense reserves and reinsurance, and changes in the availability, cost, quality, or collectibility of reinsurance and/or insurance;

    -- bad faith litigation which may arise from our involvement in the settlement of claims;

    -- post-trial motions which may produce rulings adverse to us and/or appeals we undertake that may be unsuccessful;

    -- significantly increased competition among insurance providers and related pricing weaknesses in some markets;

    -- our ability to achieve continued growth through expansion into other states or through acquisitions or business combinations;

    -- the expected benefits from acquisitions may not be achieved or may be delayed longer than expected due to, among other reasons, business disruption, loss of customers and employees, increased operating costs or inability to achieve cost savings, and assumption of greater than expected liabilities;

    -- changes in accounting policies and practices that may be adopted by our regulatory agencies and the Financial
        Accounting Standards Board

    --  changes in our, organization, compensation and benefit plans;
        and

    --  our ability to recruit and retain senior management.

    You should not place undue reliance on any such forward-looking statements, which speak only as of the date made. The factors listed above could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. Except as required by law or regulations, we do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

    Our results may differ materially from those we expect and discuss in any forward-looking statements. The principal risk factors that may cause these differences are described in various documents we file with the Securities and Exchange Commission, such as our current reports on Form 8-K, and our regular reports on Forms 10-Q and 10-K, particularly in "Item 1A, Risk Factors."


    CONTACT: ProAssurance
             Frank B. O'Neil, 800-282-6242 or 205-877-4461
             Sr. Vice President, Corporate Communications &
             Investor Relations
             foneil@ProAssurance.com